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                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350


         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of STRATTEC SECURITY CORPORATION (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  May 6, 2003                   /s/ Harold M. Stratton II
                                     -----------------------------------------
                                     Harold M. Stratton II,
                                     Chairman and Chief Executive Officer



Date:  May 6, 2003                   /s/ Patrick J. Hansen
                                     -----------------------------------------
                                     Patrick J. Hansen,
                                     Chief Financial Officer




      This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be "filed" as part of the quarterly report on Form 10-Q that it accompanies.